                           STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (the "Agreement") is made and entered into as of September 26, 1994, by and between Atari Corporation (the "Company"), a Nevada corporation, of 1196 Borregas Avenue, Sunnyvale, California 94089, and Sega Holdings U.S.A., Inc. (the "Purchaser"), a Delaware corporation, c/o Sega of America, Inc., 303 Twin Dolphin Drive, Suite 200, Redwood City, California 94065.

                                   RECITALS

A. The Company desires to sell and Purchaser desires to purchase an aggregate of 4,705,883 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to the conditions and for the consideration set forth herein.

B. The Company, Sega of America, Inc., Sega Enterprises, Ltd., Sega Enterprises, Inc. (U.S.A.), and Sumitomo Bank of California have entered into an Escrow Agreement dated as of October 24, 1994 (the "Escrow Agreement"), which specifies the method by which the Shares will be paid for and delivered.

        NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises, agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      PURCHASE AND SALE OF THE SHARES

        Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Company shall sell and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Company at a purchase price of $8.50 per Share (the aggregate consideration for the Shares hereinafter referred to as the "Share Purchase Price"). The Shares shall include all dividends and distributions referred to in Section 3, and the Share Purchase Price shall not exceed $40,000,000.

2.      THE CLOSING

        The closing of the sale of the Shares (the "Closing") will, subject to the satisfaction or waiver of all conditions to the parties' obligations hereunder, take place as specified in the Escrow Agreement, on such date as the Escrow Agent (as defined therein) is authorized to release the Funds (as defined therein) to the Company and deliver the Shares to Purchaser (the "Closing Date"). Provided, however, that if the Closing has not occurred by December 15, 1994 (and such date has not been extended as provided by Section
4.3 of the Master Agreement), this Agreement shall be of no further force and effect.

3.      DIVIDENDS AND DISTRIBUTIONS

        (a) Atari will pay into the Escrow (as defined in the Escrow Agreement) the equivalent value of any cash or other distribution (other than stock) made with respect to its issued and outstanding shares of Common Stock that Purchaser would have been entitled to receive had the Shares been issued as of September 26, 1994.

        (b) The Shares shall be appropriately adjusted for any stock dividend, any subdivision or split of the outstanding common stock, any combination of the outstanding common stock into a smaller number of shares, or any issuance of capital stock in a recapitalization, reclassification of the outstanding common stock of the Company, or a merger or consolidation of the Company with or into another company, from September 26, 1994, through the Closing Date.

4.      REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

        The Purchaser hereby represents and warrants to the Company as follows:

        (a) Due Authorization. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

        (b) No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by the Purchaser will (i) violate or result in any violation of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or By-laws of the Purchaser or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Purchaser, or
(ii) require that the Purchaser obtain the consent or authorization of, or waiver by, or make a filing with, any governmental, administrative or self-regulatory body or agency or any other person or entity, other than (A) any such consent, authorization, waiver or filing which has been duly and validly obtained or made prior to the date hereof and (B) a filing under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") and compliance with the provisions of such Act, or (iii) require the termination of any waiting period under any statute, rule or governmental regulation applicable to the Purchaser, other than the waiting period under the HSR Act.

        (c) Investment Representation. The purchase of the Shares by the Purchaser will be for investment purposes only and for the sole account of the Purchaser and not with a view to the redistribution or resale of any or all of the Shares. None of the Shares acquired pursuant to this Agreement will be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended (the "33 Act"). The Purchaser acknowledges that the certificates for the Shares shall


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bear a legend with respect to the transfer or resale of such securities substantially as follows:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 and such shares may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at the time amended, or in conformity with the limitations of Rule 144 promulgated under such Act or in conformity with any other exemption from the registration requirements of such Act which may then be available with respect thereto."

        (d) Brokers and Finders. The Purchaser has not dealt with any broker or finder who would be entitled to any fee or commission, or to claim any fee or commission, as a consequence of this Agreement or the transactions contemplated hereby.

5.      REPRESENTATIONS, WARRANTIES BY THE COMPANY

        The Company hereby represents and warrants to the Purchaser as follows:

        (a) Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions where it is required to qualify to conduct its business as presently conducted. The Company has the requisite corporate power and authority to own its property and to carry on its business as now conducted.

        (b) Due Authorization. The Company has full power and authority to execute and deliver this Agreement and, as of the Closing, will have full power and authority to perform this Agreement and the transactions contemplated hereby including, without limitation, the power and authority to issue and sell the Shares. The Company has duly taken all corporate and other actions necessary to authorize the execution and delivery of this Agreement and, as of the Closing, will have duly taken all corporate and other actions necessary to authorize the performance of this Agreement, including, without limitation, all actions necessary to authorize the issuance and sale of the Shares. Without limitation to the foregoing, no approval by the holders of the outstanding Shares of Common Stock of the Company is required in order for the Company to sell and issue its Shares pursuant to this Agreement. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

        (c) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by the Company will (i) violate or result in any violation of or be in conflict with or constitute a default under any term of

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
the Articles of Incorporation or By-laws of the Company or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company, (ii) require that the Company obtain the consent or authorization of, or waiver by, or make a filing with, any governmental, administrative or self-regulatory body or agency or any other person or entity, other than (x) any such consent, authorization, waiver or filing which has been duly and validly obtained or made prior to the date hereof, (y) a filing under the HSR Act and compliance with the provisions of such Act, and (z) approval for listing of the Shares, upon official notice of issuance, on the American Stock Exchange, or (iii) require the satisfaction or termination of any waiting period under any statute, rule or governmental regulation applicable to the Company, other than the waiting period under the HSR Act.

        (d) Capitalization, Issuance of Shares. As of July 2, 1994, the Company's authorized capital stock consisted of 100,000,000 shares of Common Stock, par value $.01 per share, or which 58,796,662 shares were issued and outstanding, all of which are duly authorized and have been validly issued and are fully paid and non-assessable. Except as shown on Exhibit 5(d), the Company has not issued any options, warrants or convertible or exchangeable securities and is not a party to any other agreements which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, the Company to issue or sell any of its Common Stock. The sale and issuance of the Shares pursuant to this Agreement will not be an event which causes an adjustment in any exercise or conversion price of any outstanding options, warrants, or convertible or exchangeable securities. Subsequent to July 2, 1994, there has not been, and prior to the Closing Date and delivery of the Shares to be purchased hereunder by Purchaser there will not be, any stock dividend or distribution, stock split, recapitalization, recombination, or exchange or other similar event by the Company generally relating to shares of its Common Stock. Upon delivery to the Purchaser of the certificates evidencing the Shares against receipt of the Share Purchase Price, the Shares will have been duly authorized, validly issued, fully paid and non-assessable and will be free of preeemptive or similar rights, and no personal liability will attach to the ownership thereof.

        (e) Listing of Shares. Promptly after execution of this Agreement, the Company will arrange for the Shares to be listed on the American Stock Exchange, subject to official notification from the Company's transfer agent regarding such issuance.

        (f) SEC Reports and Financial Statements. The Company has furnished to Purchaser true and complete copies of the following reports and financial statements:

             (i) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1993;

             (ii) the Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended March 31, 1994 and June 30, 1994; and



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
        (iii) all Current Reports of the Company on Form 8-K filed after January 1, 1994.

The Company has filed with the Securities and Exchange Commission ("SEC") all reports ("SEC Reports") required to be filed by it under the Securities Exchange Act of 1934, as amended (the "34 Act"). All of the SEC Reports filed by the Company comply in all material respects with the requirements of the '34 Act. None of the SEC Reports contains, as of the respective dates thereof, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

The financial statements referred to above and all financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated ("GAAP"). Each balance sheet presents fairly in accordance with GAAP the consolidated financial position of the Company as at the date of such balance sheet, and each statement of operations and of cash flows presents fairly in accordance with GAAP the consolidated results of operations and the consolidated cash flows of the Company for the fiscal periods then ended.

        (g) Additional Reports. No event has occurred requiring, or which with the passage of time will require, the filing of an SEC Report that has not heretofore been filed and furnished by the Purchaser.

        (h) Broker and Finders. The Company has not dealt with any broker or finder who would be entitled to any fee or commission, or to claim any fee or commission, as a consequence of this Agreement or the transactions contemplated hereby.

        (i) Rule 144 Reporting. Until such time, if any, as the Purchaser is able to sell all or any portion of the Shares pursuant to Rule 144(k) under the '33 Act, the Company agrees to use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934.

6.      PRE-MERGER NOTIFICATION

        Promptly, and in any event not later than five days after execution of this Agreement, the Company and Purchaser shall file or cause to be filed notification and report forms with the Federal Trade Commission and the U.S. Department of Justice under the HSR Act with respect to the Purchaser's purchase of the Shares.

7.      REGISTRATION

        (a) Piggyback Registration. If at any time the Company determines to register any of its Common Stock for its own account under the '33 Act, other than a registration relating solely to employee benefit plans or to a transaction under Rule 145 under the '33 Act, the Company shall promptly give Purchaser written notice of such registration and shall, subject to the limitations set forth herein, include in such registration and in any underwriting involved therein any of the Shares that Purchaser requests be so included in a written request given to the Company within 10 days following the date of the Company's notice to Purchaser. If the Shares are to be included in an underwriting, Purchaser agrees to enter into an underwriting agreement and a related custody agreement and power of attorney in customary form with the managing underwriters selected by the Company for such underwriting. Notwithstanding the foregoing, if the Company and the managing underwriters determine that inclusion of the Shares in the underwriting would adversely affect such offering or the timing thereof, the Company and managing underwriters may limit the number of Shares to be included in such registration. The number of Shares to be included by Purchaser in any such registration shall be reduced prior to the reduction of shares of Common Stock for the account of any other shareholder of the Company requesting inclusion of shares in the underwriting. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7(a) prior to the registration. If Purchaser includes any Shares in a registration pursuant to this Section 7(a) and such Shares are actually registered, it shall bear its pro rata share (based on the number of Shares included and the total number of shares registered pursuant to such registration) of all out-of-pocket direct expenses incurred by the Company to effect such registration, including without limitation all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by the inclusion of the Shares in any such registration ("Registration Expenses"), as well as all brokerage commissions, underwriting discounts and similar expenses applicable to the sale of its Shares ("Selling Expenses").

        (b) Request for Registration. At any time after one year from the date of this Agreement, Purchaser may request that the Company register all or any part of the Shares by filing a registration statement meeting the requirements of the '33 Act. The Company shall not be obligated to so register any of the Shares, but agrees to consider Purchaser's request in good faith.
In the event the Company agrees to register any of the Shares, Purchaser agrees to bear all Registration Expenses and Selling Expenses.

        (c) Information by Purchaser. Purchaser shall furnish to the Company such information regarding Purchaser, the Shares and the distribution proposed by Purchaser as the Company may request or as may be required in connection with any registration, qualification or compliance pursuant to this
Section 7.




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
        (d) Indemnification. If Shares are sold pursuant to a registration statement filed by the Company under the '33 Act, the Company will indemnify the Purchaser, each of its officers and directors, and each person controlling Purchaser within the meaning of Section 15 of the '33 Act, against all liabilities arising from any untrue statement of material fact contained in the registration statement or related prospectus or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the Company shall not indemnify the Purchaser or such related persons, and Purchaser shall indemnify the Company and its officers, directors and controlling persons, with respect to any such untrue statement or omission attributable to information furnished in writing by the Purchaser or its related persons for use in connection with such registration statement or prospectus.

        Each party entitled to indemnification under this Section 7(d) (an "indemnified party") shall give notice to the party required to provide indemnification (an "indemnifying party") promptly after such indemnified party has knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom. No indemnified party shall, except with the consent of the indemnifying party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement with respect to such claim or litigation.

8.      CONDITIONS TO CLOSING


        (a) The obligation of the Company to sell, and the obligation of the Purchaser to purchase, the Shares are subject to the satisfaction (or, to the extent permitted by law, waiver) at or prior to the Closing Date of the conditions that on the Closing Date:

        (i) the waiting period under the HSR Act, including any extensions thereof, shall have expired or terminated and neither the DOJ nor the FTC shall have failed, or refused, to allow any Affiliation Agreement to be consummated in accordance with its terms without modification and without any changes to the business or operations of either Seller or Purchaser;

        (ii) there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby or any of them not be consummated as herein provided, and prior to the Closing Date, no proceeding or lawsuit with respect to the transactions contemplated hereby shall have been commenced and be pending, or be threatened, by any governmental or regulatory agency or third party; and

        (iii) the Company shall have received approval from the American Stock Exchange for the listing of the Shares to be issued hereunder.




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
        (b) The obligations of the Purchaser to purchase the Shares are further subject to the satisfaction of (or, to the extent permitted by law, waiver) at or prior to the Closing Date of the following additional conditions:

             (i) All representations and warranties of the Company herein shall be true in all material respects as of the date when made and as of the Closing Date; and

             (ii) The Purchaser shall have received the opinion of counsel to the Company to the same effect as the warranties of the Company set forth in Section 5(a) through (e); and

             (iii) The Purchaser shall have received a written confirmation from the Chief Financial Officer of the Company to the effect that the warranties of the Company set forth in
                    Section 5(f) through (i) are true in all material respects as of the Closing Date.

9.  PARTIES IN INTEREST

        (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respect successors, assigns and legal representatives.

        (b) This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

10.  SPECIFIC PERFORMANCE

        The parties hereto acknowledge that the benefits to them under this Agreement are unique, that they are willing to enter into this Agreement only upon strict performance by each other of all of their obligations hereunder, and that monetary damages would not afford adequate remedy for failure to perform any such obligations hereunder. Accordingly, the parties hereby consent to specific performance of their obligations hereunder and waive any requirement for securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief to enforce their rights hereunder.

11.  FURTHER ASSURANCES

        The parties shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. The parties, in connection with entering into this Agreement, performing their obligations hereunder, and taking any and all actions relating hereto, shall comply with all applicable laws, obtain all required consents and



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approvals and make all required filings with any government and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

12.  MISCELLANEOUS

        (a) Entire Agreement. This document sets forth the entire Agreement between the parties as to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, agreements and understandings between the parties on the subject matters set forth herein, which discussions, negotiations, agreements and understandings shall be of no further force or effect.

        (b) Modification Waiver. This Agrement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

        (c) Governing Law. This Agreement, together with all rights and obligations of the parties hereunder, shall be construed and enforced under the internal laws of the State of California, excluding any conflicts of law principles which might otherwise subject this Agreement to the laws of another jurisdiction.

        (d) Invalidity. If any clause or provision of this Agreement is declared illegal, invalid or unenforceable under present or future laws effective during the term hereof, the remainder of this Agreement shall not be affected thereby and shall remain in force and effect.

        (e) Notices. All notices, requests, consents, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed effectively given upon (x) personal delivery, (y) twenty-four hours after delivery to a courier service which guarantees overnight delivery, or (z) upon receipt of confirmation after such notice is telecopied, addressed as follows:

             (i)  If to the Purchaser:

                  Sega Holdings U.S.A., Inc.
                  c/o Sega of America, Inc.
                  255 Shoreline Drive, Suite 510
                  Redwood City, CA 941065

                    Attention:      General Counsel
                    Telecopy No.:   415-802-3720


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
                (ii)    if to the Company:

                        Atari Corporation
                        1196 Borregas Avenue
                        Sunnyvale, California 94089

                           Attention:        General Counsel
                           Telecopy No.:     (408) 745-8800

or to such other addresses as any party hereto shall have previously designated by notice in writing to the other party hereto.

        (f) Expenses. Each party hereto shall bear its own expenses in connection with the entry into and effectuation of this Agreement.

        (g) Attorneys' Fees. In the event of any dispute between the parties arising under this Agreement, or with respect to this Agreement or to its terms, the prevailing party in any court proceeding shall be entitled to an award of its reasonable attorneys' fees and costs.

        (h) Captions. Captions and paragraph headings used heein are for convenience only and are not a part of this Agreement. They shall not be used in construing the Agreement.

        (i) Counterparts. This Agreement may be executed in couterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ATARI CORPORATION


By  /s/  SAM TRAMIEL
    -------------------------
    Sam Tramiel, President


SEGA HOLDINGS U.S.A., INC.


By  /s/  T. UTSUNOMIYA
    -------------------------
    T. Utsunomiya, Secretary




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
                                EXHIBIT 5 (D)

1. The Company has issued a 5-1/4% Convertible Subordinated Debenture due 2002. $43,454,000 of the bonds are outstanding and 2,664,255 shares of Common Stock are issuable upon conversion under the terms of the Indenture. The Company is currently considering the conversion of the outstanding debentures into Common Stock which may require the issuance of additional Common Shares as a result of lower conversion price.

2. As of July 2, 1994 the Company, under its 1986 Stock Option Plan as amended, has an available pool of 2,771,589 share options of the Company's Common Stock, of which 1,367,608 of these Stock Options have been granted and are outstanding, in accordance with the terms and conditions of the Stock Option Plan. The Company periodically grants these options based upon employee's job performance and/or its hiring practices.



















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